EXHIBIT 23.3


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of Amendment No. 1 to this Registration Statement on Form S-4 (No. 333-53561) of Terex Corporation of our report dated June 26, 1998 with respect to the consolidated financial statements of O&K Mining GmbH appearing on page 5 of Amendment No. 2 to Current Report on Form 8-K/A dated March 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Cologne, August 3, 1998

C&L TREUHAND-VEREINIGUNG
DEUTSCHE REVISION
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft